SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 5, 2006
                               (NOVEMBER 29, 2006)


                            WORLDWATER & POWER CORP.
                            ------------------------

               (Exact Name of Registrant as specified in charter)

              Delaware                0-16936                  33-0123045
           -------------             ----------             ----------------
  (State or other jurisdic-         (Commission             (IRS Employer
    tion of incorporation)           File Number)           Identification No.)



    Pennington Business Park, 55 Rt. 31 South, Pennington, NJ          08534
   ----------------------------------------------------------         --------
          (Address of principal executive offices)                   (Zip Code)



         Registrant's telephone number, including area code 609-818-0700



                                WorldWater Corp.

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         (Former name or former address, if changed since last report.)


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



ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE CONTRACT.

     On November 30, 2006, WorldWater & Power Corp., ("WorldWater") formerly known as WorldWater Corp., issued a press release announcing the entry into three agreements with EMCORE Corporation ("EMCORE"), involving EMCORE's agreement to purchase 26.5% of WorldWater on a fully-diluted basis in exchange for $18 million. The three agreements entered into on November 29, 2006, are an Investment Agreement (the "Investment Agreement"), a Registration Rights Agreement (the "Registration Right Agreement") and a Letter Agreement (the "Letter Agreement", and together with the Investment Agreement and Registration Rights Agreement, the "Agreements"). The Boards of Directors of EMCORE and WorldWater each approved the Agreements.

     Pursuant to the Investment Agreement, EMCORE agreed to invest $18.0 million (the "Investment") in return for (i) six million, five hundred and twenty-three thousand, eight hundred and ten (6,523,810) shares of Series D Preferred Convertible Stock of WorldWater, par value $0.01 per share (the "Series D Stock") and (ii) six hundred and sixty-eight thousand, one hundred and thirty-nine (668,139) warrants to purchase six hundred and sixty-eight thousand, one hundred and thirty-nine (668,139) shares of Series D Stock (the "Warrants"). The Series D Stock and Warrants to be received by EMCORE are equivalent to an approximately thirty-one percent (31%) equity ownership in WorldWater, or approximately twenty-six and half percent (26.5%) on a fully diluted basis.

     On November 29, 2006, EMCORE invested $13.5 million in WorldWater, representing the first tranche of its $18 million investment, in return for which WorldWater issued to EMCORE (i) four million, eight hundred and ninety two thousand, eight hundred and fifty seven (4,892,857) shares of Series D Preferred Stock and (ii) five hundred and five thousand and forty-four (505,044) warrants (the "Tranche A Warrants") to purchase five hundred and five thousand and forty-four (505,044) shares of Series D Stock.

     The investment of the remaining $4.5 million second tranche (the "Tranche B Closing") will be consummated once a definitive strategic agreement between the Parties is executed and certain other conditions set forth in the Investment Agreement are satisfied. The Parties currently expect the execution of the definitive strategic agreement and the Tranche B Closing to occur before the end of the year. At the Tranche B Closing, WorldWater will issue to EMCORE (i) an additional one million, six hundred and thirty thousand, nine hundred and fifty-three (1,630,953) shares of Series D Preferred Stock and (ii) one hundred and sixty-three thousand and ninety-five (163,095) warrants to purchase one hundred and sixty-three thousand and ninety-five (163,095) shares of Series D Stock.

     In the Investment Agreement, WorldWater and EMCORE made customary representations, warranties and covenants and WorldWater agreed to indemnify EMCORE against certain potential losses incurred in connection with its investment in WorldWater. Pursuant to the terms of the Investment Agreement, EMCORE has been granted the following rights, among others: (i) the right to participate pro-rata in future financings and equity issuances by WorldWater;
(ii) certain rights to obtain information regarding the financial results, financial performance, business and operations of WorldWater; and (iii) the right to nominate and appoint two individuals to WorldWater's Board of Directors.

     The Series D Stock has the designations, preferences and rights set forth in the certificate of designation filed with the Secretary of State for the State of Delaware on November 29, 2006 (the "Certificate of Designation"). Pursuant to the Certificate of Designation, holders of Series D Stock have the following rights, among others: (i) the sole right and discretion to convert their shares of Series D Stock at any time and from time to time into such number of fully paid and non-assessable shares of common stock, par value $0.001, of WorldWater (the "Common Stock") initially equal to such number of shares of Series D Stock multiplied by ten, subject to certain adjustments as more fully set forth in the Certificate of Designation including weighted average anti-dilution rights, (ii) the right to vote together with the holders of Common Stock as a single class on all matters submitted for a vote of holders of Common Stock, (iii) for so long as the beneficial ownership by the holders of Series D Stock (on a fully-diluted basis) does not fall below ten percent (10%) of the then outstanding shares of Common Stock, the exclusive right to elect two members of the Board of Directors of WorldWater, (iv) for so long as the beneficial ownership by the holders of Series D Stock (on a fully-diluted basis) is between five percent (5%) and ten percent (10%) of the then outstanding shares of Common Stock, the exclusive right to elect one member of the Board of Directors of WorldWater, (v) certain liquidation preferences as detailed in the Certificate of Designation and (vi) the right to receive dividends in an amount equal to the amount of dividends that such holder would have received had the holder converted its shares of Series D Stock into shares of Common Stock as of the date immediately prior to the record date for such dividend.

     In addition, pursuant to the terms of the Certificate of Designation for so long as any shares of Series D Stock remain outstanding, WorldWater is prohibited, without the written consent or affirmative vote of the holders of at least three-quarters of the outstanding shares of Series D Stock, voting as a single class, from taking certain actions that are enumerated in the Certificate of Designation, including, among others: (i) authorizing, creating or issuing any class of capital stock having any preference or priority over, or parity with, the Series D Stock, (ii) increasing or decreasing the size of the WorldWater's Board of Directors or (iii) amending, altering, or repealing any provision of WorldWater's certificate of incorporation or bylaws in a manner adverse to the holders of Series D Stock.

     The Warrants have an exercise price of three dollars and seventeen cent ($3.17), subject to certain adjustments as more fully set forth in the instrument governing the warrants, and permit the holder to purchase shares of Series D Stock (the "Warrant Instrument"). The Tranche A Warrants are exercisable at the sole right and discretion of EMCORE at any time and from time to time prior to 5.00 P.M., New York City time on the 29th day of November 2016.

     The Letter Agreement (i) defines the scope and key terms of the strategic relationship to be embodied in a strategic agreement between the Parties and
(ii) sets forth certain binding purchase and supply obligations of the Parties, including a contract, pursuant to which EMCORE will be WorldWater's exclusive supplier of high-efficiency multi-junction solar cells, assemblies and concentrator subsystems, valued at up to one hundred million ($100,000,000) over the next three (3) years. In the Investment Agreement, the Parties agreed to negotiate in good faith and use commercially reasonable efforts to enter into a definitive strategic agreement as soon as practicable, but no later than January 31, 2007. Pursuant to the Registration Rights Agreement, EMCORE has received shelf, demand and piggy-back registration rights.

     The Certificate of Designation, Investment Agreement, Registration Rights Agreement, Letter Agreement, and the Warrant Instrument and have been attached to provide investors with information regarding their terms. They are not intended to provide any other factual information about EMCORE or WorldWater. In particular, the assertions embodied in the representations and warranties contained in the Investment Agreement are qualified by information in confidential disclosure schedules provided by WorldWater to EMCORE in connection with the signing of the Investment Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Investment Agreement. Accordingly, you should not rely on the representations and warranties in the Investment Agreement as characterizations of the actual state of facts about EMCORE or WorldWater.


ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES.

     As described in Item 1.01 above, and fully set forth in the Exhibits attached to this report, we entered into the Investment Agreement on November 29, 2006, pursuant to which we agreed to sell the following unregistered shares to EMCORE (i) six million, five hundred and twenty-three thousand, eight hundred and ten (6,523,810) shares of Series D Preferred Convertible Stock of WorldWater, par value $0.01 per share (the "Series D Stock") and (ii) six hundred and sixty-eight thousand, one hundred and thirty-nine (668,139) warrants to purchase six hundred and sixty-eight thousand, one hundred and thirty-nine (668,139) shares of Series D Stock (the "Warrants"), in exchange for $18 million (the "Investment"). The Series D Stock and Warrants to be received by EMCORE are equivalent to an approximately thirty-one percent (31%) equity ownership in WorldWater, or approximately twenty-six and half percent (26.5%) on a fully diluted basis. The terms of conversion are discussed in Item 1.01 above and fully set forth in the Exhibits attached to this report.

     We have relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as a non-public offering, that involved a private sale of securities to a single investor.

     Of  the total shares to be sold to EMCORE, we issued, on November 29, 2006,
(i) four million, eight hundred and ninety two thousand, eight hundred and fifty seven (4,892,857) shares of Series D Preferred Stock and (ii) five hundred and five thousand and forty-four (505,044) warrants (the "Tranche A Warrants") to purchase five hundred and five thousand and forty-four (505,044) shares of Series D Stock, in exchange for a total price of $13.5 million, representing the first tranche of EMCORE'S $18 million investment. A copy of the Investment Agreement pertaining to this transaction is furnished as Exhibit 10.1 to this report and incorporated by reference.


ITEM 3.03   MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

     As described in Item 1.01 above and more fully set forth in the Exhibits attached to this report, the Series D Convertible Preferred Stock issued to EMCORE Corporation on November 29, 2006, has certain rights and preferences which limit or restrict the rights of existing security holders, including liquidation preferences and anti-dilution protection for the Series D shares, which are fully detailed in the Certificate of Designations filed with the Secretary of State of Delaware on November 29, 2006. A copy of the Certificate of Designation pertaining to this transaction is furnished as Exhibit 4.1 to this report and incorporated by reference.


ITEM 8.01   OTHER EVENTS

     On November 30, 2006, we issued a press release announcing our entry into the transactions contemplated by the Investment Agreement and the Letter Agreement. The press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.


ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.


Exhibit
Number     Description
------     -----------
4.1 Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock of WorldWater and Power Corp.

10.1 Investment Agreement between WorldWater and Power Corp. and EMCORE Corporation, dated November 29, 2006. (1)

10.2 Registration Rights Agreement between WorldWater and Power Corp. and EMCORE Corporation, dated November 29, 2006.

10.3 Letter Agreement between WorldWater and Power Corp. and EMCORE Corporation, dated November 29, 2006. Confidential Treatment has been requested by the Company with respect to portions of this document. Such portions are indicated by "*****."

10.4 Form of Warrant to Purchase Series D Convertible Preferred Stock of WorldWater and Power Corp.

99.1       Press Release, dated November 30, 2006, issued by WorldWater and
           Power Corp.

(1) The schedules to the Investment Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-B. WorldWater will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


WORLDWATER & POWER CORP.


By:  /s/ James S. Farrin
-----------------------------------------------
James S. Farrin
Chief Executive Officer


Date: December 5, 2006

                                  EXHIBIT INDEX

Exhibit
Number     Description
------     -----------
4.1 Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock of WorldWater and Power Corp.

10.1 Investment Agreement between WorldWater and Power Corp. and EMCORE Corporation, dated November 29, 2006. (1)

10.2 Registration Rights Agreement between WorldWater and Power Corp. and EMCORE Corporation, dated November 29, 2006.

10.3 Letter Agreement between WorldWater and Power Corp. and EMCORE Corporation, dated November 29, 2006. Confidential Treatment has been requested by the Company with respect to portions of this document. Such portions are indicated by "*****."

10.4 Form of Warrant to Purchase Series D Convertible Preferred Stock of WorldWater and Power Corp.

99.1       Press Release, dated November 30, 2006, issued by WorldWater and
           Power Corp.

(1) The schedules to the Investment Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-B. WorldWater will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.